As filed with the Securities and Exchange Commission on June 21, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Autolus Therapeutics plc

(Exact name of registrant as specified in its charter)

England and Wales	2836	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Forest House

58 Wood Lane

White City

London W12 7RZ

United Kingdom

Tel: +44 20 3829 6230

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corporation Service Company

1180 Avenue of the Americas, Suite 210

New York, NY 10036

+1 800 927 9801

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Darren K. DeStefano Christian E. Plaza Brian F. Leaf Courtney T. Thorne Cooley LLP 11951 Freedom Drive Reston, VA 20190-5656 +1 703 456 8000	Ed Lukins Edward Dyson Thomas Goodman Cooley (UK) LLP Dashwood 69 Old Broad Street London EC2M 1QS United Kingdom +44 20 7785 9355	Patrick O’Brien Emily Oldshue Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199 +1 617 951 7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-224720)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES BEING REGISTERED	AMOUNT TO BE REGISTERED(2)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE(3)(4)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(4)	AMOUNT OF REGISTRATION FEE(4)
Ordinary shares, nominal value $0.000042 per share(1)	1,162,684	$17.00	$19,765,628	$2,460.82

(1)	These ordinary shares are represented by American Depositary Shares (“ADSs”), each of which represents one ordinary share of the registrant. ADSs issuable upon deposit of the ordinary shares registered hereby are being registered pursuant to a separate registration statement on Form F-6 (File No. 333-224837), including any amendments thereto.
(2)	The registrant previously registered securities at an aggregate offering price not to exceed $152,734,375 on a Registration Statement on Form F-1, as amended (File No. 333-224720), which was declared effective on June 21, 2018 (the “Initial Registration Statement”). Represents only the number of ordinary shares being registered pursuant to this Registration Statement, which includes 151,654 ordinary shares represented by ADSs that the underwriters have the option to purchase, and are in addition to the 8,984,375 ordinary shares represented by ADSs that were registered pursuant to the Initial Registration Statement, which included 1,171,875 ordinary shares represented by ADSs that the underwriters have the option to purchase.
(3)	Based on the public offering price of $17.00 per ADS.
(4)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $152,734,375 on a Registration Statement on Form F-1, as amended (File No. 333-224720), which was declared effective by the Securities and Exchange Commission on June 21, 2018. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the Initial Registration Statement is hereby registered, which includes ordinary shares represented by ADSs issuable upon exercise of the underwriters’ option to purchase additional ADSs and does not include the securities that the registrant previously registered on the Initial Registration Statement.

The registration statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement (the “Registration Statement”) is being filed with the U.S. Securities and Exchange Commission (the “Commission”) with respect to the registration of additional ordinary shares, nominal value $0.000042 per share, of Autolus Therapeutics plc (the “Registrant”), pursuant to Rule 462(b) and General Instruction V of Form F-1, both promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto, the Registration Statement on Form F-1, as amended (File No. 333-224720) (the “Initial Registration Statement”), which the Commission declared effective on June 21, 2018, and is being filed solely for the purpose of increasing the number of ordinary shares represented by American Depositary Shares (“ADSs”) to be offered in the public offering by 1,162,684 shares, including 151,654 shares represented by ADSs that may be sold pursuant to the underwriters’ option to purchase additional ADSs. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Initial Registration Statement. The required opinion and consents are listed on an Exhibit Index attached hereto and incorporated by reference into this Registration Statement.

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Cooley (UK) LLP (incorporated by reference to Exhibit 5.1 to the Registration Statement on Form F-1, as amended (File No. 333-224720), filed with the Commission on June 19, 2018).

23.1	Consent of Ernst & Young LLP, registered public accounting firm (Autolus Therapeutics plc).

23.2	Consent of Ernst & Young LLP, registered public accounting firm (Autolus Limited).

23.3	Consent of Cooley (UK) LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of the Registration Statement on Form F-1 (File No. 333-224720), filed with the Commission on May 7, 2018 and incorporated herein by reference).

24.2	Power of Attorney of Linda Bain (included as Exhibit 24.2 to the Registration Statement on Form F-1 (File No. 333-224720), filed with the Commission on June 19, 2018 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on June 21, 2018.

AUTOLUS THERAPEUTICS PLC

By:	/s/ Christian Itin
Christian Itin
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Christian Itin Christian Itin, Ph.D.	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	June 21, 2018

/s/ Dominic Moreland Dominic Moreland	Vice President, Finance (Principal Financial Officer and Principal Accounting Officer)	June 21, 2018

* Joseph Anderson, Ph.D.	Director	June 21, 2018

* Linda Bain	Director	June 21, 2018

* John Berriman	Director	June 21, 2018

* Cynthia Butitta	Director	June 21, 2018

* Kapil Dhingra, M.D.	Director	June 21, 2018

* Edward Hodgkin, D.Phil	Director	June 21, 2018

* Martin Murphy, Ph.D.	Director	June 21, 2018

* Martin Pulé, MBBS	Director	June 21, 2018

*By:	/s/ Christian Itin
Christian Itin Attorney-in-fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Autolus Therapeutics plc, has signed this registration statement or amendment thereto on June 21, 2018.

AUTOLUS INC.

By:	/s/ Matthias Alder
Name:	Matthias Alder
Title:	Senior Vice President, Chief Business Officer and General Counsel